Confidential
EXECUTION VERSION

SECOND AMENDMENT TO

AMENDED AND RESTATED CO-DEVELOPMENT, CO-PROMOTE AND PROFIT SHARE AGREEMENT

By and Between 2SEVENTY BIO, INC.
and

CELGENE CORPORATION

and

CELGENE EUROPEAN INVESTMENT COMPANY LLC

Dated as of June 23, 2023

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Execution Version

SECOND AMENDMENT TO CCPS AGREEMENT

This Second Amendment to Amended and Restated Co-Development, Co-Promote
AND PROFIT SHARE AGREEMENT (this “Second Amendment”) is entered into as of June 23, 2023 (the “Second Amendment Effective Date”) by and between 2seventy Bio, Inc. (as assignee of Bluebird Bio, Inc.), a Delaware corporation having its principal place of business at 60 Binney Street, Cambridge, MA 02142 (“2seventy”) and CELGENE CORPORATION, INC., a corporation organized under the laws of Delaware and having a principal place of business at 86 Morris Avenue, Summit, NJ 07901 (“Celgene Corp”), with respect to all rights and obligations under the CCPS Agreement (as defined below) in the United States (subject to Section 18.18 of the CCPS Agreement), and CELGENE EUROPEAN INVESTMENT COMPANY LLC, a limited liability company organized under the laws of Delaware and having a principal place of business at Route de Perreux 1, 2017 Boudry, Switzerland, with respect to all rights and obligations under the CCPS Agreement outside of the United States (subject to Section 18.18 of the CCPS Agreement) (“Celgene Europe” and together with Celgene Corp, “Celgene”). Celgene and 2seventy are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms not defined herein shall have the meaning provided in the CCPS Agreement, and if not defined in the CCPS Agreement, in the Master Collaboration Agreement.

Background

WHEREAS, Celgene and Bluebird Bio, Inc. (“Bluebird”) entered into that certain Amended and Restated Co-Development, Co-Promote and Profit Share Agreement dated March 26, 2018, as amended by the First Amendment to the CCPS agreement dated May 8, 2020 (the “CCPS Agreement”);

Whereas, Bluebird separated out its oncology business (the “Separation”) and formed 2seventy, a differentiated publicly traded company, and in connection with the Separation, Bluebird assigned of all of its rights and obligations under the CCPS Agreement to 2seventy;

Whereas, the Parties wish to amend the CCPS Agreement with respect to the Manufacture and Supply of Vectors, and to assign the Resilience Supply Agreements (as defined below) to Celgene in accordance with the terms and conditions set forth below.

Now Therefore, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Second Amendment, the Parties agree as follows:

ARTICLE 1
ASSIGNMENT AND AMENDMENTS

1.12seventy shall assign and Celgene shall accept assignment of the Clinical and Commercial Supply Agreement between 2seventy (as assignee of Bluebird) and Resilience Boston, Inc. dated September 27, 2021 (the “Resilience Supply Agreement”) according to the terms of the Assignment and Assumption Agreement executed contemporaneously herewith.
1.2Section 7.1 of the CCPS Agreement is hereby amended by deleting the existing text and replacing it with the following text:

“7.1 Generally.

(a)As of and after the CCPS Agreement Effective Date, subject to the terms and conditions of this CCPS Agreement, (i) the Parties will assume through the JGC joint responsibility for (1) Manufacture of Elected Candidate and Licensed Product for Development and (2) Manufacture of Licensed Product for Commercialization for U.S. Administration, each under the Development & U.S. Commercialization Program, and (ii) Celgene will assume sole responsibility for Manufacturing Licensed Product for

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Commercialization for ROW Administration. The Joint Manufacturing Committee (JMC), established by the JGC in accordance with Section 3.1(c)(iv) of the CCPS Agreement, shall be maintained during the CCPS Agreement Term.
(b)Subject to the terms and conditions of this CCPS Agreement (and including without limitation the Transition Plan), as of and after the Second Amendment Effective Date, Celgene will assume sole responsibility for Manufacturing Vector for Development and Commercialization of Elected Candidate and Licensed Product in the Field for U.S. Administration (with respect to such U.S. Administration under the supervision of the JGC in accordance with Article 3) and ROW Administration.”

1.1Section 7.4 of the CCPS Agreement is hereby amended by deleting the existing text and replacing it with the following text:

“7.4    Vector Manufacturing. Notwithstanding anything else in this Section 7:

(a)Generally. As of the Second Amendment Effective Date, but subject to the other clauses of this Section 7.4, (and with respect to U.S. Administration under the supervision of the JGC in accordance with Article 3), Celgene will be solely responsible for the Manufacture and supply of Vector and associated Payload for the Development and Commercialization of Elected Candidate and Licensed Products in the Field for U.S. Administration and ROW Administration.
(i)Each Party shall use Commercially Reasonable Efforts to perform activities ascribed to it in the transition plan set forth in Appendix 1, (the “Transition Plan”), attached hereto, to transfer to Celgene Suspension Vector Manufacturing (including associated Payloads) responsibilities. All costs incurred by the Parties in relation to the execution of the Transition Plan will be apportioned in accordance with Schedule 4.3(b). If Celgene requires any particular transition service following the expiration of the service timeline for such transition service as set forth in the Transition Plan, the Parties shall discuss in good faith the potential for 2seventy to continue providing such service beyond such time period.

(ii)The Manufacturing Cost of Suspension Vector Supply for Commercialization for U.S. Administration will be included in the Cost of Goods Sold (for clarity, as a component of the Manufacturing Costs). The cost of Suspension Vector Supply for Development will be included in the U.S. Development Costs, subject to adjustment as provided therein.

(iii)As provided in the Quality Agreement by and between 2seventy and Bristol Myers Squibb Company (“BMS”), dated March 17, 2022 (the “Quality Agreement”) as may be amended by the Parties, 2seventy shall continue to provide the quality testing activities consistent with the terms therein.

1.2Sections 10.1(b), 10.1(c) and the last paragraph of Section 10.1 of the CCPS Agreement are hereby amended by deleting the existing text and replacing it with the following text:

“(b) a worldwide, exclusive (even as to 2seventy) fully paid up, royalty-free license, with the right to sublicense only as permitted by Section 10.3, under Bluebird Licensed IP and Bluebird Regulatory Rights to, (i) Develop (including for clarity, Manufacture) Elected Candidate and Licensed Product in the Field for ROW Administration and (ii) to Commercialize (including for clarity Manufacture) Licensed Product in the Field for ROW Administration; and

(c)a worldwide, exclusive, royalty-free license, with the right to sublicense only as permitted by Section 10.3, under Bluebird Licensed IP and Bluebird Regulatory Rights, to Manufacture Vectors and associated Payloads for Licensed Product in the Field for U.S. Administration and ROW Administration.

Further, (i) the foregoing licenses to Bluebird Regulatory Rights include the right to reference same, (ii) the licenses to Commercialize granted in this Section 10.1 will cover only the sale and offer for sale of Licensed Product in finished form and not the sale or offer for sale of Vectors and associated Payloads (other than as and to the extent incorporated in the Licensed Product), and (iii) rights to Manufacture Vectors and associated Payloads are included within the scope of the licenses granted to Celgene under this Section 10.1, which rights are subject to the terms and conditions of Section 7.4.”

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1.5    Section 10.2 of the CCPS Agreement is hereby amended by deleting Section 10.2(a)(iii) “Manufacture of Vectors and associated Payloads for Licensed Product for ROW Administration”.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES; OTHER TERMS

2.1    Each Party represents and warrants to the other as of the date hereof that:

(a)Corporate Power. It is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and has full corporate power and authority to enter into this First Amendment and to carry out the provisions hereof.

(b)Due Authorization. It is duly authorized to execute and deliver this First Amendment and to perform its obligations hereunder, and the person executing this First Amendment on its behalf has been duly authorized to do so by all requisite corporate action.

(c)Binding Agreement. This First Amendment is legally binding upon it and enforceable against it in accordance with its terms. The execution, delivery and performance of this Amendment by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any applicable Laws.

2.2    Except as otherwise expressly set forth herein, the Agreement shall continue, in full force and effect, in accordance with its terms.

[Signature Page Follows]

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In Witness Whereof, the Parties have executed this Agreement in duplicate originals by their duly authorized officers as of the Second Amendment Effective Date.

2SEVENTY BIO, INC. By: ______________________________ Name: ____________________________ Title: _____________________________	CELGENE CORPORATION By: ______________________________ Name: ____________________________ Title: _____________________________
CELGENE EUROPEAN INVESTMENT COMPANY, LLC By: ______________________________ Name: ____________________________ Title: _____________________________

Appendix 1
Manufacturing Transition Plan
Following the Second Amendment Effective Date and the assignment to Celgene of the Resilience Supply Agreement, 2seventy will continue to provide the below manufacturing related services to Celgene during the timelines set forth below:

Activity	Duration
Provision of sLLV scale down model (lab) and process knowledge support	Until Celgene’s designated lab successfully has qualified the applicable processes (target December 2023, but no later than March 31, 2024)
Support for characterization assays	Until agreed upon commercial batches and reference standard batch has been tested and Celgene plan of assay ownership is fully developed (target December 2023, but no later than March 31, 2024)
Support to enable EGT as a plasmid supplier to BMS and to ensure adequate plasmid/cell bank supply to meet RESL production requirements	Until agreed inventory is successfully transferred to Celgene and Celgene has obtained reliable plasmid supplier (target December 2023, but no later than March 31, 2024)
Ad hoc advisory support for custom critical reagent sourcing	Ad hoc support, but no later than March 31, 2024)
Provision of regulatory support activities as may be needed to ensure regulatory approval	Ongoing